UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           FORM 8-A 12G/A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                National Vision Associates, Ltd.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)

       Georgia                           58-1910859
------------------------            -------------------
(State of incorporation               (I.R.S. Employer
 or organization)                   Identification No.)

  296 Grayson Highway, Lawrenceville, Georgia     30245
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(Address of principal executive offices)        (ZIP Code)


Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class          Name of each exchange on which
      to be so registered          each class is to be registered

          N/A                                      N/A
      -------------------          ------------------------------


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.  ___



If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. ___



Securities to be registered pursuant to Section 12(g) of the Act:


Series A Participating Cumulative Preferred Stock Purchase Rights
-----------------------------------------------------------------
                        (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
          REGISTERED.

     Reference is made to the Registrant's Registration Statement on Form 8-A, filed on January 17, 1997, which registration statement is incorporated herein. On February 17, 1998, the Company adopted an Amendment to Rights Agreement, a copy of which is filed herewith.

ITEM 2.   EXHIBITS.

*  4.1      Form of Common Stock Certificate of the Registrant.

* 10.1 Rights Agreement between the Registrant and Wachovia Bank of North Carolina, N.A. (together with exhibits, including the Form of Board Resolutions Establishing and Designating Preferred Stock, Form of Rights Certificate, and Summary Description of the Shareholder Rights Plan).

** 10.2 Amendment to Rights Agreement dated as of March 1, 1998, between the Registrant and Wachovia Bank N.A.

_________________________
* Incorporated herein by reference to the Registrant's Registration Statement on Form 8-A, filed under the Securities Exchange Act of 1934, as amended, on January 17, 1997.

** Filed herewith.

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


March 3, 1998                  NATIONAL VISION ASSOCIATES, LTD.
                                        (Registrant)



                              By: /s/ Mitchell Goodman
                                 Mitchell Goodman
                                 Vice President and Secretary